Exhibit 99.3

The Oxford Centre, Inc.

Consolidated Balance Sheets

	December 31, 2014	June 30, 2015
		(Unaudited)
Assets
Current assets
Cash and cash equivalents (Variable Interest Entities: 2014: $72; 2015: $7,254)	$52,776	$155,966
Investment securities, at market value	1,373,044	—
Accounts receivable, net of allowances (Variable Interest Entities: 2014: $65,331; 2015: $40,353)	2,541,160	5,023,485
Prepaid expenses and other (Variable Interest Entities: 2014: $1,000; 2015: $1,000)	23,733	57,865

Total current assets	3,990,713	5,237,316

Property and equipment, net (Variable Interest Entities: 2014: $3,335,351; 2015: $3,509,824)	4,548,460	4,705,761

Total assets	$8,539,173	$9,943,077

Liabilities and Equity
Current liabilities
Accounts payable (Variable Interest Entities: 2014: $30,657; 2015: $3,044)	177,770	309,492
Accrued liabilities	147,227	248,686
Current portion of long-term debt (Variable Interest Entities: 2014: $121,847; 2015: $130,559)	142,124	722,385

Total current liabilities	467,121	1,280,563

Long term liabilities
Long-term debt, net of current portion (Variable Interest Entities: 2014: $1,377,518; 2015: $1,313,760)	1,408,306	1,334,940

Total liabilities	1,875,427	2,615,503

Commitments and contingencies (Note 9)
Equity
Stockholders’ equity of The Oxford Centre, Inc.	4,792,012	5,335,645
Noncontrolling interests	1,871,734	1,991,929

Total equity including noncontrolling interests (Note 8)	6,663,746	7,327,574

Total liabilities and equity	$8,539,173	$9,943,077

See accompanying notes to consolidated financial statements

The Oxford Centre, Inc.

Consolidated Statements of Income

(Unaudited)

Six months ended June 30,	2014	2015
Revenues	$4,887,856	$7,055,856
Operating expenses
Salaries, wages, and benefits	1,193,374	1,883,768
Client related services	632,589	930,007
Other operating expenses	423,619	488,619
Rentals and leases	60,609	64,469
Provision for bad debts	507,306	631,881
Depreciation and amortization	94,257	142,465

Total operating expenses	2,911,754	4,141,209

Income from operations	1,976,102	2,914,647
Other (expense) income, net
Interest expense, net	(42,451)	(35,823)
Other income, net	604	22,196

Total other expense	(41,847)	(13,627)

Net income	1,934,255	2,901,020
Less: net income attributable to noncontrolling interests	132,374	120,195

Net income attributable to The Oxford Centre, Inc.	$1,801,881	$2,780,825

See accompanying notes to consolidated financial statements

The Oxford Centre, Inc.

Consolidated Statements of Cash Flows

(Unaudited)

Six months ended June 30,	2014	2015
Cash flows from operating activities:
Net income	$1,934,255	$2,901,020
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for bad debts	507,306	631,881
Depreciation and amortization	94,257	142,465
Realized loss on sale of investment securities	—	(9,959)
Unrealized gain on investment securities	1,054	—
Changes in assets and liabilities:
Accounts receivable	234,759	(3,114,206)
Prepaid expenses and other assets	(22,660)	(34,132)
Accounts payable	174,620	131,722
Accrued liabilities	29,921	101,459

Net cash provided by operating activities	2,953,512	750,250

Cash flows from investing activities:
Proceeds from sale of securities	—	1,383,003
Purchase of investment securities	(999,445)	—
Proceeds from sale of land	—	125,000
Purchase of property and equipment	(581,453)	(424,766)

Net cash (used in) provided by investing activities	(1,580,898)	1,083,237

Cash flows from financing activities:
Proceeds from debt	265,306	572,100
Repayment of debt	(521,567)	(65,205)
Distributions	(633,140)	(2,237,192)

Net cash used in financing activities	(889,401)	(1,730,297)

Net increase in cash and cash equivalents	483,213	103,190
Cash and cash equivalents, beginning of period	192,993	52,776

Cash and cash equivalents, end of period	$676,206	$155,966

Supplemental disclosures of cash flow information:
Noncash transactions:
Property and equipment acquired via capital leases	$59,695	$—

Cash and cash equivalents paid for:
Interest	$42,451	$35,823

See accompanying notes to consolidated financial statements

The Oxford Centre, Inc.

Notes to the Consolidated Financial Statements

1.	Description of Business

The Oxford Centre, Inc. (“The Oxford Centre” or the “Company”) is a comprehensive treatment center for drug and alcohol addiction located in Etta, Mississippi. Situated 60 miles southeast of Memphis, the center’s 110 acre campus offers a pastoral setting with high quality facilities for treatment and recovery.

The Oxford Centre provides medical detoxification and stabilization services as well as residential treatment services and a continuum of support after treatment. The Company also offers equine and music therapy as part of its residential program. Situated around a seven-acre lake, the residential campus includes residential cabins, a main lodge, a lakeside pavilion, a fitness center and a medical-services facility.

The Oxford Centre also maintains outpatient service offices in Oxford, Tupelo and Olive Branch to serve patients who continue to work or attend school while receiving counseling, education and in some cases, medical services for substance use and abuse. Services provided at the outpatient centers also include drug and alcohol assessments, drug testing and intervention services.

The Oxford Centre was incorporated on June 16, 2011 and opened in January 2012. The Company has a residential capacity of 76 patients. It is accredited by CARF International and licensed through the Mississippi Department of Mental Health, Bureau of Alcohol and Drug Services.

The Company holds variable interests in two entities for which the Company is the primary beneficiary. Those two entities are Oxford Centre Physician Group, PA and River Road Management, LLC.

Oxford Center Physician Group, PA (“Physician Group”) is a physician practice entity with common ownership to The Oxford Centre, Inc. The Physician Group provides clinician services to the Oxford Centre. The Oxford Centre manages the Physician Group in return for a management fee paid by the Physician Group to The Oxford Centre. The management fee was $199,688 and $63,200 for the six months ended June 30, 2014 and 2015, respectively, and has been eliminated in consolidation.

River Road Management LLC (“RRM”) is a real estate entity with identical ownership to The Oxford Centre, Inc. This entity owns the property and facilities from which the Oxford Centre operates its residential program and has no other activities. The Oxford Centre leases the property and facilities from River Road Management, LLC.

2.	Basis of Presentation

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and the accounts of variable interest entities (“VIEs”) for which the Company is the primary beneficiary. All intercompany transactions and balances have been eliminated in consolidation.

The Oxford Centre, Inc.

Notes to the Consolidated Financial Statements

The Company consolidated two VIEs during the six months ended June 30, 2014 and 2015. The VIEs consisted of RRM and Physician Group. The Company leases property from RRM to conduct residential treatment services. RRM requires guarantees of its debt, which indicates that it lacks sufficient equity to finance its activities without additional subordinated financial support. The Company guarantees certain RRM debt and determined that it is the primary beneficiary of this VIE. The Company also consolidates Physician Group, whose assets, liabilities and results of operations are insignificant.

RRM and Physician Group are separate legal entities and are not liable for the debts of the Company. Accordingly, creditors of the Company may not satisfy their debts from the assets of these VIEs except as permitted by applicable law or regulation, or by agreement. Also, creditors of these VIEs may not satisfy their debts from the assets of the Company except as permitted by applicable law or regulation, or by agreement.

The consolidated balance sheets as of December 31, 2014 and June 30, 2015 include assets of $3,401,754 and $3,558,431, respectively, and liabilities of $1,530,022 and $1,447,363, respectively, related to the VIEs. The accompanying consolidated income statements include net income attributable to noncontrolling interests of $132,374, and $120,195, related to the VIEs for the six months ended June 30, 2014, and 2015, respectively.

The consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) for interim financial information. Accordingly, they do not include all of the information and footnotes required by GAAP for audited financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for fair presentation of our financial position and results of operations have been included. The Company’s fiscal year ends on December 31 and interim results are not necessarily indicative of results for a full year or any other interim period.

3.	Summary of Significant Accounting Policies

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, and expenses at the date and for the periods that the consolidated financial statements are prepared. On an ongoing basis, the Company evaluates its estimates, including those related to insurance adjustments, provisions for doubtful accounts, fair value of investments, and long-lived assets. The Company bases its estimates on historical experience and on various other assumptions that it believes to be reasonable under the circumstances. Actual results could materially differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less when purchased to be cash equivalents.

The Oxford Centre, Inc.

Notes to the Consolidated Financial Statements

Fair Value of Financial Instruments

The Company’s financial instruments consist principally of investment securities. These investments are considered to be trading securities in accordance with Accounting Standards Codification (“ASC”) 320, Investments - Debt and Equity Securities. Trading securities are those securities that the Company intends to sell in the near term. Trading securities are carried at fair value with unrealized gains and losses charged to earnings.

The fair value of a financial instrument is the amount that would be received in an asset sale or paid to transfer a liability in an orderly transaction between unaffiliated market participants. Assets and liabilities measured at fair value are categorized based on whether the inputs are observable in the market and the degree that the inputs are observable. The categorization of financial instruments within the valuation hierarchy is based on the lowest level of input that is significant to the fair value measurement. The hierarchy is prioritized into three levels (with Level 3 being the lowest) defined as follows: Level 1: Quoted prices in active markets for identical assets or liabilities that the entity has the ability to access. Level 2: Observable inputs other than prices included in Level 1, such as quoted prices for similar assets and liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active; or other inputs that are observable or can be corroborated with observable market data. Level 3: Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets and liabilities. This includes certain pricing models, discounted cash flow methodologies, and similar techniques that use significant unobservable inputs.

The fair value of the Company’s investment securities was determined based on “Level 1” inputs at December 31, 2014. The Company liquidated its investment securities in April 2015. The Company does not have any investment securities in the “Level 2” or “Level 3” categories. There have been no changes in Level 1, Level 2, and Level 3 classification and no changes in valuation techniques for these assets for the year ended December 31, 2014 and six months ended June 30, 2015.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are reported net of an allowance for doubtful accounts, which is management’s best estimate of potential credit losses. The Company’s allowance for doubtful accounts is based on historical experience, but management also takes into consideration customer concentrations, creditworthiness, and current economic trends when evaluating the adequacy of the allowance for doubtful accounts. An account is written off only after the Company has pursued collection efforts or otherwise determined an account to be uncollectible.

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation and amortization. Expenditures for maintenance and repairs are charged to expense as incurred. Leasehold improvements are amortized over their estimated useful lives or the remaining lease period, whichever is less. Depreciation is provided by use of the straight-line method over the estimated useful lives of the assets.

The Oxford Centre, Inc.

Notes to the Consolidated Financial Statements

Estimated useful lives were as follows:

Range of Lives
Land	indefinite
Building	39 years
Computer software and equipment	3 years
Furniture, fixtures, and equipment	5-10 years
Vehicles	5 years
Equipment under capital lease	3-5 years
Leasehold improvements	Life of the asset or lease, whichever is less

Long-Lived Asset Impairment

Accounting Standards Codification (“ASC”) 360 addresses financial accounting and reporting requirements for the impairment or disposal of long-lived assets. Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net undiscounted cash flows expected to be generated by the asset. Impairment is measured by the amount by which the carrying value of the assets exceeds the fair value of the assets. The Company did not identify any indicators of impairment as of December 31, 2014 and June 30, 2015.

Revenues

The Company provides services to its patients in both inpatient and outpatient treatment settings. Patient service revenue is recognized when services are performed at estimated net realizable value from patients, third-party payors and others for services provided. The Company receives the vast majority of payments from commercial payors at out-of-network rates. Patient service revenues are recorded at established billing rates less adjustments to estimate net realizable value. Adjustments are recorded to patient service revenues at the amount expected to be collected for the service provided based on historical adjustments for out-of-network services not under contract.

Prior to admission, insurance is verified and the patient self-pay amount is determined. The patient self-pay portion is generally collected upon admission. In some instances, patients will pay out-of-pocket as services are provided or will make a deposit and negotiate the remaining payments as part of the services. The patient service revenue is deferred and recognized over the period the services will be provided. If a patient leaves prior to utilizing the total payment, the balance is accounted for as a liability and is included in accrued liabilities in the accompanying consolidated balance sheets until refunded.

The Oxford Centre, Inc.

Notes to the Consolidated Financial Statements

Advertising Expenses

Advertising costs are expensed as the related activity occurs. Advertising expense was $24,729 and $9,683 for the six months ended June 30, 2014 and 2015, respectively.

Income Taxes

The Company’s stockholders have elected to be taxed under sections of the federal income tax laws which provided that, in lieu of corporation income taxes, the stockholders separately account for their pro rata shares of the Company’s items in income, deductions, losses and credits. Therefore, these statements do not include any provision for Federal corporate income taxes.

VIEs included in the consolidated financial statements consist of a limited liability company and a physician group which are both characterized as flow through entities for federal and certain state income tax purposes. Taxes for VIEs that are considered flow through entities are not recorded in the accompanying consolidated financial statements. Taxes that are imposed on the owners of these entities are not included in the consolidated financial statements.

The Company has determined that there are no uncertain tax positions related to the Company, RRM or Physician Group.

Concentration of Credit Risk

Cash and cash equivalents are maintained at financial institutions and, at times, balances may exceed federally insured limits. The Company has never experienced any losses related to these balances.

As of December 31, 2014 and June 30, 2015, Blue Cross Blue Shield accounted for 41.7% and 70.8% of accounts receivable, respectively. No other payor accounted for more than 10% of accounts receivable at December 31, 2014 or June 30, 2015.

For the six months ended June 30, 2014 and 2015, approximately 38.1% and 51.4% of the Company’s revenue came from Blue Cross Blue Shield, respectively. No other payor accounted for more than 10% of the Company’s revenue for the six months ended June 30, 2014 and 2015.

4.	Investment Securities

The Company’s financial assets measured at fair value (based on the hierarchy of the three levels of inputs described in Note 3) on a recurring basis include marketable securities. Marketable securities consist primarily of income and growth mutual funds and short and intermediate index funds. Management utilizes quoted prices in active markets to measure the debt and equity securities. There were no transfers between categories during the year ended December 31, 2014 and period ended June 30, 2015.

The Oxford Centre, Inc.

Notes to the Consolidated Financial Statements

Investments measured at fair value on a recurring basis are as follows as of December 31, 2014:

Description	Level 1: Quoted Prices in Active Markets for Identical Assets	Level 2: Significant Other Observable Inputs	Level 3: Significant Unobservable Inputs	Total at December 31, 2014
Mutual funds	$290,759	$—	$—	$290,759
Index funds	1,082,285	—	—	1,082,285

	$1,373,044	$—	$—	$1,373,044

In April 2015, the Company liquidated its investment securities. The Company realized a loss of $9,959 during the six months ended June 30, 2015.

The Company recognized $1,054 of unrealized losses and no realized gains or losses during the six months ended June 30, 2014.

5.	Accounts Receivable, net

Accounts receivable consists of the following:

	December 31, 2014	June 30, 2015
Accounts receivable	$3,966,905	$6,917,797
Less allowance for doubtful accounts	(1,425,745)	(1,894,312)

Accounts receivable, net	$2,541,160	$5,023,485

The Oxford Centre, Inc.

Notes to the Consolidated Financial Statements

6.	Property and Equipment, net

Property and equipment consists of the following:

	December 31, 2014	June 30, 2015
Land	$498,770	$373,770
Construction in progress	87,750	222,675
Building	2,797,311	3,000,005
Computer software and equipment	181,238	192,191
Furniture, fixtures and equipment	591,270	643,478
Vehicles	260,140	260,140
Leasehold improvements	469,716	493,701

Total property and equipment	4,886,195	5,185,960
Less accumulated depreciation and amortization	(337,735)	(480,199)

Property and equipment, net	$4,548,460	$4,705,761

Depreciation expense for the six months ended June 30, 2014 and 2015 was $94,257 and $142,465, respectively.

In April 2015, the Company sold a parcel of land for $125,000 to an unconsolidated related party. No gain or loss was recorded upon disposal. The land was sold to a business in which one of the owners of the Company is also a co-owner.

7.	Long-term Debt

Real Estate Debt

In March 2013, RRM entered into a construction loan with a financial institution. The loan was for an amount up to $1,256,000 with interest fixed at 4.25% and a maturity date of December 1, 2013. In February 2014, the construction loan converted to a term loan in accordance with the original terms of the loan agreement. The principal balance of the term loan was $1,456,000 at the conversion date, bore interest at a rate of 4.25% and matures in February 2019. The loan is secured by the real estate property of RRM and there is no recourse to the Company. Monthly principal payments amount to $8,890 with a balloon payment due at the maturity date. As of December 31, 2014 and June 30, 2015, the outstanding principal balance was $1,367,021 and $1,326,576, respectively.

RRM has two term loans with another financial institution. The initial loan balances were $64,499 and $105,217. Both secured loans bear interest at a rate of 4.00% and are collateralized by the real estate property owned by RRM. The loans require combined monthly payments of principal and interest totaling $3,130 and mature in June 2018 and December 2018, respectively. The combined outstanding principal balance of the term loans was $132,343 and $117,743 as of December 31, 2014 and June 30, 2015, respectively.

The Oxford Centre, Inc.

Notes to the Consolidated Financial Statements

Revolving Credit Line

In January 2015, the Company obtained a revolving credit line with a financial institution with an available credit limit amount of $750,000 which matures in January 2016. Advances are limited to no more than 80% of eligible accounts receivable balances. All assets, excluding vehicles, of the Company and the Physician Group collateralize the line of credit. The line of credit bears interest at the prime rate. The outstanding balance on the revolving credit line was $572,100 as of June 30, 2015.

Capital Lease Obligations

At various times during the year ended December 31, 2014 and prior, the Company entered into various capital leases with third-party creditors for the purchase of maintenance equipment which have various maturity dates and various annual interest rates. The balance of the obligations as of December 31, 2014 and June 30, 2015 was $51,066 and $40,906, respectively.

8.	Stockholders’ and Members’ Equity

Common Stock – The Oxford Centre, Inc.

As of December 31, 2014 and June 30, 2015, The Oxford Centre, Inc. had 10,000 common shares authorized and 2,000 common shares outstanding with $1 par value.

Membership Units – Oxford Centre Physician Group, PA

As of December 31, 2014 and June 30, 2015, Oxford Centre Physician Group, PA had 1,000 membership units authorized and outstanding with $1 par value.

Membership Units – River Road Management, LLC

As of December 31, 2014 and June 30, 2015, River Road Management, LLC had two members who equally share financial and governance membership interest.

9.	Commitments and Contingencies

Operating Leases

The Company has entered into various operating leases with third parties expiring through March 2016. Properties under third party operating leases mostly include space required for outpatient services and sober living housing as well as office equipment. Rent expense was $60,609 and $64,469 for the six months ended June 30, 2014 and 2015, respectively.

The Oxford Centre, Inc.

Notes to the Consolidated Financial Statements

The Company has entered into a lease agreement with RRM, a VIE which owns the property and facilities from which the Company operates its residential program. Rent expense under this lease was $167,500 and $210,000 for the six months ended June 30, 2014 and 2015, respectively, which has been eliminated in consolidation.

The Company has certain leases which have escalating payment clauses. As of December 31, 2014 and June 30, 2015, the difference between actual payments under these leases and rent expense on a straight line basis was not material.

Litigation

The Company is aware of various legal matters arising in the ordinary course of business. After considering the evaluation by the Company’s legal counsel of such matters, as well as taking into consideration insurance coverage and relevant deductible levels, the Company’s management is of the opinion that the outcome of these matters will not have a material effect on the Company’s consolidated financial position, results from operations and cash flows as of and for the year ended December 31, 2014 and the six months ended June 30, 2015.

401(k) Plan

The Company has a qualified 401(k) savings plan (the “Plan”) which provides for eligible employees (as defined) to make voluntary contributions to the Plan. The Company makes contributions to the Plan based upon the participants’ level of participation, which is fully vested at the time of contribution. For the six months ended June 30, 2014 and 2015, the Company contributions under the Plan were $15,543 and $23,769, respectively.

10.	Subsequent Events

The Company has evaluated subsequent events through October 21, 2015, which is the date that these consolidated financial statements were available to be issued.

On May 12, 2015, the Company, seller, entered into a definitive purchase agreement (as later amended on August 10, 2015) with AAC Holdings, Inc., buyer, for cash consideration of $35 million. Pursuant to such purchase agreement, the buyer acquired substantially all the assets of The Oxford Centre, Inc. and certain real property from River Road Management, LLC on August 10, 2015.